Westfield Financial, Inc. 10-K

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Westfield Financial, Inc.’s Registration Statements (Nos. 333-73132, 333-98903, 333-145857 and 333-197928) on Forms S-8 of our reports dated March 11, 2016 relating to our audits of the consolidated financial statements and internal control over financial reporting of Westfield Financial, Inc. and subsidiaries which appear in this Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ WOLF & COMPANY, P.C.

Boston, Massachusetts

March 11, 2016